Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for November 2004

MESA ROYALTY TRUST
JPMorgan Chase Bank, N.A., Trustee	NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS November 19, 2004—Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of November 2004. Unitholders of record on November 30, 2004 will receive distributions amounting to $747,156 or $0.400922924 per unit payable on January 31, 2005. Royalty income from the San Juan Basin Properties totaled $341,491. Royalty income from the Hugoton Properties totaled $411,155.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:	Mesa Royalty Trust JPMorgan Chase Bank, N.A., as Trustee Mike Ulrich 1(800) 852-1422 (512) 479-2562

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    P.O. Box 550 Austin, TX 78789